Exhibit 99.1

CONDITIONAL NOTICE OF REDEMPTION

MICROSEMI CORPORATION

9.125% Senior Notes due 2023

CUSIP/ISIN: 595137AB6/US5934GAA9

CUSIP/ISIN: US595137AB69/USU5934GAA95

THIS CONDITIONAL NOTICE OF REDEMPTION (the “Notice”) IS HEREBY GIVEN pursuant to Section 3.03 and Section 3.07(a) of the Senior Notes Indenture, dated as of January 15, 2016 (as amended, supplemented, or otherwise modified, the “Indenture”), by and among Microsemi Corporation, as Issuer (“Microsemi”), the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee” and the “Paying Agent”), that all of the Company’s outstanding 9.125% Senior Notes due 2023 (the “Notes”) have been selected for optional redemption pursuant to Section 3.07(a) of the Indenture on June 15, 2018 (as may be extended from time to time by Microsemi as set forth below, the “Redemption Date”) at the redemption price listed below (the “Redemption Price”), together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date. This Notice is being delivered in connection with the merger (the “Merger”) of Maple Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Microchip Technology Incorporated, a Delaware corporation (“Parent”), with and into Microsemi pursuant to that certain Agreement and Plan of Merger, dated as of March 1, 2018, by and among Microsemi, Merger Sub and Parent (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Microsemi’s obligation to redeem the Notes on the Redemption Date is conditioned upon (i) the consummation of the Merger and (ii) the Financing (as such term is defined in the Merger Agreement) being obtained pursuant to the terms of the Merger Agreement (the “Conditions”). The Redemption Date may, in Microsemi’s sole discretion, be delayed until such time as any or all of the Conditions have been satisfied and Microsemi, may, in its sole discretion, rescind this Notice if (i) Microsemi determines that the Conditions may not be satisfied, (ii) if the Conditions have not been satisfied on or prior to the date that is 60 days after the date of this Notice or (iii) if the Merger Agreement is terminated. The actual effective date of the consummation of the Merger is herein referred to as the “Effective Date.”

*CUSIP/ISIN	Maturity	Rate	Principal Amount	Redemption Price
595137AB6/US595137AB69	April 15, 2023	9.125%	$279,243,000	100% of principal amount plus the Applicable Premium

The Applicable Premium with respect to any Note is equal to the excess of (a) the present value on the Redemption Date of (x) 106.844% of principal amount, plus (y) all required scheduled interest payments due on the Note through January 15, 2019 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal amount of such Note.

The Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price. Surrender thereof can be made to the Paying Agent in the following manner:

If by Hand, Registered or Certified Mail, Overnight Mail or Courier Service:

U.S. Bank National Association

Global Corporate Trust Services

111 Fillmore Avenue E

St. Paul, MN 55107

Questions regarding the redemption should be directed to the Trustee at (800) 934-6802.

Unless Microsemi defaults in paying the Redemption Price on the Redemption Date or the Conditions are not satisfied and the Notes are not redeemed, interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date.

IMPORTANT CONDITIONS

Notwithstanding any other provision contained herein, pursuant to Section 3.07(d) of the Indenture, Microsemi’s obligation to redeem the Notes on the Redemption Date is subject to and conditioned upon the consummation of the Merger and the obtaining of the Financing. The Redemption Date will not occur until the date of the occurrence of the Conditions. The Redemption Date may, in Microsemi’s sole discretion, be delayed until such time as any or all of the Conditions have been satisfied and Microsemi, may, in its sole discretion, rescind this Notice if (i) Microsemi determines that the Conditions may not be satisfied, (ii) if the Conditions have not been satisfied on or prior to the date that is 60 days after the date of this Notice or (iii) if the Merger Agreement is terminated.

The Conditions are for Microsemi’s sole benefit and may be asserted by Microsemi, in its sole discretion, regardless of the circumstances giving rise to such Conditions (including any action or inaction on the part of Microsemi). Microsemi will have the right (but not the obligation) to waive the Conditions and to redeem the Notes. Microsemi also has the right to determine whether or not the Conditions have been satisfied and to terminate this Notice if the Conditions have not been satisfied on or prior to the date that is 60 days after the date of this Notice, if Microsemi determines that the Conditions may not be satisfied, or if the Merger Agreement has been terminated (and Microsemi may give a new notice of redemption in accordance with the Indenture). Microsemi’s decision as to whether or not the Conditions have been satisfied will be final and binding, and the Trustee will have no right to disagree with Microsemi’s conclusions.

CONDITIONAL NOTICE OF REDEMPTION

MICROSEMI CORPORATION

9.125% Senior Notes due 2023

CUSIP/ISIN: 595137AB6/US5934GAA9

CUSIP/ISIN: US595137AB69/USU5934GAA95

IMPORTANT NOTICE

Payments on the Notes in connection with the redemption may be subject to information reporting. In addition, such amounts may be subject to U.S. federal backup withholding tax (currently imposed at a rate of 24%) if a U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. U.S. holders redeeming Notes pursuant to the redemption should complete an IRS Form W-9 (available on the IRS website at www.irs.gov) and provide it together with the Notes being surrendered. A non-U.S. holder not otherwise subject to U.S. federal income or withholding tax may nonetheless be subject to U.S. federal backup withholding tax with respect to payments on the Notes in connection with the redemption of such Notes, unless the non-U.S. holder provides an applicable IRS Form W-8 (available on the IRS website at www.irs.gov) or otherwise establishes an exemption from backup withholding.

*	None of the Trustee, Microsemi or the Guarantors shall be held responsible for the selection or use of the CUSIP or ISIN numbers, nor is any representation made as to their correctness or accuracy as listed in the redemption notice or printed in the Notes. It is included solely for convenience of the Holders.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Indenture.

By Microsemi Corporation

Dated: May 10, 2018